UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement.

In a Current Report on Form 8-K, dated February 23, 2007, NorthStar Realty Finance Corp. (the “Company”) announced that it had signed a purchase and sale agreement (the “Agreement”), by and among affiliates of the Company, Goldman, Sachs & Co. and a well regarded publicly traded real estate finance company (together, the “Partners”), to acquire a diversified portfolio of multi-family properties from a leading developer and operator of long-term incentive tax credit properties (the “Seller”). On September 5, 2007, as a result of their due diligence efforts, the Partners determined to terminate the Agreement in accordance with its terms by providing written notice to the Seller. In connection with such termination, the Partners have no further obligations, and are not required to pay Seller any amounts, under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: September 11, 2007	By:	/s/ Albert Tylis
Albert Tylis
Executive Vice President & General Counsel